Vote by using Federal Express

1.	Sign and date your voting form(s).
2.	Insert the voting form into the Federal Express return envelope. A pre-printed air bill form is attached to the envelope.
3.	Call Federal Express at 1-800-GO FED EX and inform them that you have a Federal Express package to be picked up.
4.	A Federal Express messenger will be dispatched to your home or office.
5.	There is a FedEx account number pre-printed on the air bill—there is no cost to you for this service.

Vote by Telephone

Please call 1- 800-967-4612 during the hours of 8am and 10pm M-F and Sat 11-5.

Our representative would gladly answer questions and record your vote by phone.

Vote by Fax

Please sign, date and fax your vote to us at (718) 439-4480. The fax service is available 24 hours a day.